EXHIBIT 4.2

                          MARATHON ELECTRIC

                        MASTER PENSION TRUST
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                           TABLE OF CONTENTS
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ARTICLE  I.    PARTICIPATING PLANS AND DEFINITIONS

Section 1.01.  Participating Plans.
Section 1.02.  Plan Definitions.
Section 1.03.  Other Definitions.
Section 1.04.  Gender, Number and Other Term Construction.

ARTICLE  II.   ESTABLISHMENT, CONTINUATION  AND PURPOSE OF TRUST

Section 2.01.  Establishment and Continuation.
Section 2.02.  Trustee Acceptance.
Section 2.03.  Purpose.

ARTICLE  III.  PAYMENTS FROM FUND

Section 3.01.  Trustee's Duty.

ARTICLE  IV.   INVESTMENT OF FUND ASSETS

Section 4.01.  Appointment of Investment Manager.
Section 4.02.  Establishment of Manager's Account.
Section 4.03.  Trustee as Investment Manager.
Section 4.04.  Authority of Investment Manager.
Section 4.05.  Transactions for Manager Accounts.
Section 4.06.  Responsibility of Trustee.
Section 4.07.  Temporary Investment of Cash Reserves.
Section 4.08.  Review of Investment Managers.
Section 4.09.  Plan Funding Policy.

ARTICLE  V.    TRUSTEE POWERS

Section 5.01.  General Powers.
Section 5.02.  Employer Securities and Real Property.
Section 5.03.  Investment in Real Property.

ARTICLE  VI.   TAXES, EXPENSES, TRUSTEE COMPENSATION AND
     RETURNS TO EMPLOYERS

Section 6.01.  Taxes.
Section 6.02.  Expenses and Trustee Compensation.
Section 6.03.  Amounts Returnable to Employers.
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ARTICLE  VII.  VALUATION OF TRUST FUND

Section 7.01.  Separate Plan Accounts.
Section 7.02.  Valuation of Trust Fund.
Section 7.03.  Accounting for Contributions.
Section 7.04.  Valuation Date.
Section 7.05.  Withdrawal of a Plan.
Section 7.06.  Accounting for Income, Expenses, Appreciation and Depreciation.

ARTICLE  VIII. REPORTS AND ACCOUNTINGS

Section 8.01.  Audit of Trustee Accounts.
Section 8.02.  For Each Plan.
Section 8.03.  Trust Fund.
Section 8.04.  Settlement of Trustee Accounts.

ARTICLE  IX.   COMMUNICATIONS

Section 9.01.  Investment Manager.
Section 9.02.  Administrator and Investment Committee.
Section 9.03.  Board and Company.
Section 9.04.  Reliance on Written Communications.
Section 9.05.  Plan Documents.

ARTICLE  X.    FIDUCIARIES AND TRUSTEE LIABILITY

Section 10.01. Named and Other Fiduciaries.
Section 10.02. Allocation of Fiduciary Responsibilities.
Section 10.03. Trustee Liability.

ARTICLE  XI.   SUCCESSOR TRUSTEE

Section 11.01. Removal or Resignation of Trustee.
Section 11.02. Successor Trustee of Trust Fund.

ARTICLE  XII.  AMENDMENT OF TERMINATION

Section 12.01. Amendment or Termination of Trust Agreement.
Section 12.02. Termination or Partial Termination of Plans.
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ARTICLE  XIII. MISCELLANEOUS

Section 13.01. No Assignment of Interest.
Section 13.02. Responsibility of Insurer.
Section 13.03. Wisconsin Law to Govern.
Section 13.04. Illegality.
Section 13.05. Waiver of Notice.
Section 13.06. Counterparts.
Section 13.07. Successors and Assigns.

                                 MARATHON ELECTRIC

                                MASTER PENSION TRUST
                                --------------------
          THIS TRUST AGREEMENT made and entered into this 1 day of January, 1982, by and between MARATHON ELECTRIC MANUFACTURING
CORPORATION, a Wisconsin corporation, (hereinafter called "Company"), and M&I MARSHALL & ILSLEY BANK, a Wisconsin banking corporation, (hereinafter called "Trustee");
                                W I T N E S S E T H:
          WHEREAS, in order to provide retirement benefits for certain of its employees, the Company has heretofore established certain employee pension benefit plans known as the Marathon Electric Profit Sharing Retirement Plan (hereinafter referred to as the "Profit Sharing Plan") and the Retirement Plan for Salaried Non-Exempt Employees of Marathon Electric Manufacturing Corporation (hereinafter referred to as the "Non-Exempt Plan") which are intended to qualify under Section 401(a) of the Internal Revenue Code of 1954, as amended; and

         WHEREAS, immediately prior to the execution hereof, the Profit Sharing Plan has been funded by a trust fund maintained under the Marathon Electric Profit Sharing Retirement Trust Agreement of which the trustee has recently been named successor trustee; and

          WHEREAS, immediately prior to the execution hereof the Non-Exempt Plan has been funded by Group Annuity Contract GA-2592 issued by Aetna Life Insurance Company; and

          WHEREAS, effective January 1, 1982, the assets and liabilities of the Profit Sharing Plan and the Non-Exempt Plan are going to be merged into a new plan known as the Marathon Electric Salaried Employees Pension Plan and an additional new plan will be adopted known as the Marathon Electric Salaried Employees' Savings Plan (hereinafter collectively referred to as the "Plans", or in reference to each as the "Plan"); and

          WHEREAS, the Company has determined that it is desirable to place into one trust known as the Marathon Electric Master Pension Trust (hereinafter called "Trust"), any assets attributable to the Plans and to such other plans as the Company may from time to time designate to use this Trust as a funding medium for the investment of such assets; and

          WHEREAS, the Marathon Electric Profit Sharing Retirement Trust Agreement reserves to the Company, by action of the Board, the right to amend same;

          NOW, THEREFORE, the Company and the Trustee do hereby agree to the amendment and restatement of such agreement in its entirety effective as of January 1, 1982 to and continue as follows:

               ARTICLE I.  PARTICIPATING PLANS AND DEFINITIONS
               -----------------------------------------------

          Section 1.01   Participating Plans.  (a)  The Plans for which the
          -----------------------------------
Company has determined, as of January 1, 1982, to use this Trust as a funding medium are the Marathon Electric Salaried Employees' Pension Plan and the Marathon Electric Salaried Employees' Savings Plan.

          (b) In addition to the Plans referred to in subsection (a) of this Section, the Committee may at any time designate this Trust as a funding medium for any other qualified employee benefit plan of an Employer by filing with the Trustee a certified copy of the resolution evidencing such designation. An Employer other than the Company whose plan is so designated shall likewise file with the Trustee a certified copy of a resolution of its board of directors evidencing its adoption of this Trust to fund, in whole or in part, that plan, which action shall constitute delegation of full and exclusive authority to the Company to take on behalf of such Employer all necessary and appropriate actions respecting this Trust, including, but not limited to, the amendment, modification, or termination thereof. Any qualified employee benefit plan designated, subsequent to the execution date hereof, to use this Trust as a funding medium shall be deemed to be included within the term "Plan" for all purposes of this Trust Agreement upon the effective date of the requisite resolution(s). Thereafter, the Trustee shall receive and hold as a part of the Trust Fund, subject to the terms and conditions of this Trust Agreement, any deposits made to it under such Plan by or at the direction of the Employer.
Any Employer other than the Company with a Plan funded, in whole or in part, under this Trust need not be a party signatory to this Trust Agreement.

            (c) The Committee may cease having this Trust serve as a funding medium for any of the Plans by filing with the Trustee a certified copy of the resolution to such effect. Thereupon, the Trustee shall segregate the share of the Trust Fund allocable to such Plan and make disposition thereof in accordance with the Committee s directions.

           Section 1.02   Plan Definitions.  The following words and phrases
           -------------------------------
when used herein shall have the following respective meanings, unless the context clearly indicates otherwise.

            (a) "Administrator" means David L. Eisenreich or any successor thereto appointed pursuant to the provisions of the Plans.

            (b) "Board" means the Board of Directors of the Company.

            (c) "Company" means Marathon Electric Manufacturing Corporation, a Wisconsin corporation.

            (d) "Code" means the Internal Revenue Code of 1954, as interpreted and applied by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time.

            (e) "Committee" means the Marathon Electric Pension and Savings Plans Committee established and appointed by the Board to perform such duties with respect to the Trust and its administration as provided herein and as the Board may from time to time delegate to the Committee.

            (f) "Contract" means any insurance contract between the Trustee and an insurer that may be established and held as part of the Trust Fund to provide for payment of benefits under any Plan.

            (g) "Employer" means the Company and any domestic subsidiary or affiliated corporation of the Company designated by the Committee which has adopted and maintains one or more of the Plans.

            (h) "ERISA" means the Employee Retirement Income Security Act of 1974, as interpreted and applied by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time.

            (i) "Insurer" means any insurance company designated by the Committee which issues a Contract.

            (j) "Investment Manager" means any person, committee, insurance company, corporation, partnership or association which is authorized under this Trust Agreement to direct the investment and reinvestment of all or any portion of the assets of the Trust Fund in accordance with Article IV hereof, and which satisfies ERISA's definition of the term "investment manager".

             (k) "Manager's Account" means the portion of the Trust Fund over which one Investment Manager exercises discretion with respect to the investment and reinvestment thereof or, with respect to any Plan with multiple investment funds controlled by one or more Investment Managers, each separate and distinct investment fund under such Plan.

             (l) "Plan" means an employee benefit plan of an employer which has been designated in accordance with Section 1.01 hereof to be funded, in whole or in part, under this Trust and which qualifies under the applicable Code provisions as evidenced by an Internal Revenue Service determination to that effect that exists at or is received subsequent to the time of such designation; provided, however, that this meaning shall be assigned to such employee benefit plan only while such designation is in full force and effect.

             (m) "Trust" means the Marathon Electric Master Pension Trust as embodied in this Trust Agreement.

             (n) "Trust Agreement" means this document executed by and between the Company and the Trustee as the same may, from time to time, be modified, altered or amended by the Board in accordance with Section 12.01 hereof.

             (o) "Trust Fund" means all Plan assets held by the Trustee under this Trust, including the earnings, income, additions and appreciation thereon and thereto, less the payments which at the time of reference shall have been made by the Trustee as authorized under this Trust Agreement.

             (p) "Trustee" means the M&I Marshall & Ilsley Bank, a Wisconsin banking corporation with trust powers, or any successor thereto, appointed by the Committee pursuant to Section 11.02 hereof to hold and administer this Trust in accordance with this Trust Agreement.

             Section 1.03.   Other Definitions.  Any term that is defined in
             ----------------------------------
the Plans shall have in this Trust Agreement the same meaning assigned to it in the Plans, unless the context hereof clearly indicates a different meaning.

             Section 1.04   Gender, Number and Other Term Construction.
             ----------------------------------------------------------
Wherever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply, and wherever any words herein are used in the singular or the plural they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. The words "hereof", "herein", hereunder and other similar compounds of the word here shall mean and refer to the entire Trust Agreement and not to any particular
Article or Section.
Titles of Articles and Sections hereof are for general information only, and the Trust Agreement is not to be construed by reference thereto.

                    ARTICLE II.  ESTABLISHMENT, CONTINUATION
                    ---------------------------------------

                            AND PURPOSE OF TRUST
                            --------------------

           Section 2.01.   Establishment and Continuation.
          ------------------------------------------------
To fund the Employer's Plans listed in Section 1.01(a) and those subsequently designated in accordance with Section 1.01(b) hereof, effective January 1, 1982 the Company hereby establishes with the Trustee this Trust which continues as a part thereof the trust and annuity contract created under any such Plan prior to the date on which, and to the extent that, this Trust is adopted as a funding medium for such Plan in lieu of such trust and annuity contract, subject, however, only to the terms and conditions of this Trust Agreement.

           Section 2.02.   Trustee Acceptance.   The Trustee hereby accepts the
           -----------------------------------
Trust Fund consisting of the total assets of the Plans listed in Section 1.01(a) as of January 1, 1982, together with such additional sums of money and other property acceptable to the Trustee as shall from time to time be paid or delivered to the Trustee, including, but not limited to, contributions under the Plans and such sums of money and other property which may be transferred to the Trustee by an insurance company or by any other trustee of any trust created to fund any Plan, and such earnings, income, additions and appreciation thereon and thereto as may occur from time to time. The Trustee shall hold the Trust Fund in trust and deal with it solely in accordance with the express terms and conditions of this Trust Agreement.

           Section 2.03.   Purpose.   This Trust is for the sole purpose of
           ------------------------
accumulating and distributing the Trust Fund to provide benefits under the provisions of the Plans as from time to time amended or modified. Except for that part of the Trust Fund which may be required to pay taxes and administration expenses as provided in Sections 6.01 and 6.02 hereof and which may be returned to an Employer pursuant to Section 6.03 hereof, at no time prior to the satisfaction of all liabilities with respect to the participants and their beneficiaries under any Plan, shall any part of the corpus or income attributable to such Plan be used for or diverted to purposes other than for the exclusive benefit of such participants and their beneficiaries and defraying the reasonable expenses of administering such Plan and this Trust.

                     ARTICLE III.   PAYMENTS FROM FUND
                     ---------------------------------

           Section 3.01.   Trustee's Duty.  It shall be the duty of the Trustee
           -------------------------------
hereunder to make payments out of the Trust Fund to such persons or accounts (including any disbursing accounts which may be with the Trustee or any affiliate thereof) in such manner, at such times and in such amounts as may be specified in written directions received from time to time by the Trustee from the Administrator, which may include directions to the Trustee to pay benefits under any Plan through the purchase of one or more annuities under an individual or group annuity contract from a designated insurance carrier. Any such direction to the Trustee for payments out of the Trust Fund shall be in writing, signed by the Administrator or its duly authorized representative, and shall designate the Plan to which such direction is applicable. Unless the assets of the applicable Plan are segregated for investment purposes pursuant to Section 7.06 hereof or unless otherwise directed by the Administrator, payments shall be made by the Trustee from the Manager's
Account subject to the Trustee's investment discretion, or, if the funds in such account are insufficient for such distribution, from the Manager's
Account of any Investment Manager. The Trustee shall be fully protected in acting in good faith, without prior inquiry or investigation, to make payments out of the Trust Fund in accordance with such written direction, and amounts paid pursuant to any such direction shall thereafter no longer constitute a part of the Trust Fund. Should any payments made by the Trustee out of the Trust Fund be unclaimed, the Trustee shall notify the Administrator or its representative who had directed such payments to be made, and shall dispose of such payments as the Administrator or representative shall then direct. Except as provided above in this Section, the Trustee shall not be responsible in any way with respect to the determination, computation, payment or application of any benefit under any Plan or any other matter affecting the operation and administration of such Plan.

                    ARTICLE IV.  INVESTMENT OF FUND ASSETS
                    --------------------------------------

             Section 4.01.   Appointment of Investment Manager.
             ---------------------------------------------------
The Committee may appoint one or more Investment Managers to manage and control the investment and reinvestment of one or more Manager's Accounts. The Trustee, until notified in writing to the contrary, shall be fully protected in relying upon any written notice received from the Committee regarding the appointment of an Investment Manager. Such notice shall specify the effective date of the Investment Manager's appointment and the portion of the Trust Fund constituting its Manager's Account as determined in accordance with Section
4.02 hereof. The Trustee shall also be provided with copies of the resolution of the Committee appointing such Investment Manager and any agreement with it respecting such appointment; provided, however, that the Trustee shall not be required to be a party to such agreement except in the case of such an agreement under which the Trustee is to be an Investment Manager and/or where the Administrator, pursuant to the Committee's direction, requests the Trustee to enter into an agency and custody agreement with any Investment Manager which will also be the depositary and custodian of the Trust Fund assets allocated to its Manager's Account or into an insurance contract with an insurance company designated as an Investment Manager hereunder that may be established to serve as an investment or funding vehicle of the Trust Fund; provided further, that the terms and conditions of the appointment, authority, retention and removal of the Investment Manager shall be the sole responsibility of the Committee. During any period when an insurance company that is an Insurer is appointed and serving as an Investment Manager hereunder, the acts or omissions by such insurance company and its responsibilities in its capacity as an Insurer shall be separate and distinct from the acts or omissions of it and its responsibilities in its capacity as an Investment Manager, the same as if two different and unrelated entities were involved.

            Section 4.02.   Establishment of Manager's Account.
            ---------------------------------------------------
The Committee may direct the Trustee from time to time to allocate and reallocate the assets held in the Trust Fund into one or more Manager's Accounts which shall bear such designation as may be specified in such direction. At the time of the first allocation and of each reallocation, such direction may also specify the part, if any, of a Plan's assets held in the Trust Fund to be apportioned to each Manager's Account, and the Committee may reapportion all or any part of such assets of each Plan between or among the Manager's Accounts from time to time.

           Section 4.03.   Trustee as Investment Manager. (a)  It is recognized
           ----------------------------------------------
that the Trustee may be appointed as an Investment Manager pursuant to Section
4.01 hereof. The Trustee shall be deemed to be the Investment Manager with respect to any assets held in the Trust Fund which have not been allocated pursuant to Section 4.02 hereof to the Manager's Account of an Investment Manager other than the Trustee. In addition, whenever the Committee provides the Trustee with written notification that the appointment of an Investment Manager other than the Trustee has been terminated, the Trustee shall then be deemed to be the Investment Manager of the assets in the Manager's Account of the terminated Investment Manager until a new Investment Manager other than the Trustee has been appointed and qualified. Any portion of the Trust Fund assets as to which at any time the Trustee has been appointed or is deemed to be the Investment Manager shall constitute a separate Manager's Account of the Trustee for all purposes of this Trust Agreement.

            (b) Unless the Company elects to execute a separate agreement, the terms and conditions of this Trust Agreement shall be deemed to prescribe the authority, responsibilities, and duties of the Trustee whenever it serves in the capacity of an Investment Manager except that, with respect to such service, Sections 4.06 and 9.01 hereof shall have no effect and shall be disregarded. During the period of any such service, the acts and omissions by the Trustee and its responsibility in its capacity as Trustee shall be separate and distinct from the acts or omissions by it and its responsibility in its capacity as an Investment Manager, the same as if two different and unrelated entities were involved.

           Section 4.04.   Authority of Investment Manager.   An Investment
           ------------------------------------------------
Manager shall have the exclusive authority and discretion with respect to the investment and reinvestment of the Manager's Account under its management and control and, pursuant to such authority and discretion, may either direct the Trustee, from time to time and at any time, as to the exercise of its powers under Section 5.01(a)- (e) hereof that may be necessary or appropriate to carry out such authority and discretion or, where such Investment Manager has custody of the Trust Fund assets allocated to its Manager's Account, exercise such powers itself as may be necessary or appropriate to carry out such authority and discretion as is prescribed by any agreement with it respecting such custodianship and/or its appointment as an Investment Manager. The Trustee and any Investment Manager in whom fiduciary responsibility is vested for the management and control of any Manager's Account shall each exercise its fiduciary responsibility respecting its own Manager's Account, including without limitation any responsibility for diversification imposed by ERISA, as if its own Manager's Account constituted the entirety of the Trust Fund. In the event that there is more than one Investment Manager, the Committee shall be responsible for the overall diversification of the entire Trust Fund; the Trustee shall advise the Committee at any time that it is aware of a question that should be considered in fulfilling such responsibility.

            Section 4.05.   Transactions for Manager Accounts.
            --------------------------------------------------
All transactions for a Manager s Account related to the purchase, sale, or other disposal of assets therein shall be made upon such terms and conditions and from and through such principals and agents as the Investment Manager assigned to that Manager's Account shall direct from time to time and at any time. Any Investment Manager, from time to time and at any time, may issue orders for the purchase or sale of securities directly to a broker or dealer. When such order involves securities that are or will be in the custody of the Trustee, written notification of the issuance of each such order shall be given promptly to the Trustee by such Investment Manager, and the execution of each such order shall be confirmed by the broker or dealer to such Investment Manager and to the Trustee. Such notification and confirmation shall be authority to the Trustee to receive securities purchased against payment therefor and to deliver securities sold against receipt of the proceeds therefrom, as the case may be.

            Section 4.06.   Responsibility of Trustee.   Unless the Trustee
            ------------------------------------------
participates knowingly in, or knowingly undertakes to conceal an act or omission of an Investment Manager which the Trustee knows or would reasonably be expected to know is a breach of fiduciary duty by an Investment Manager, the Trustee shall not be liable for any act or omission of such Investment Manager, and shall not be under any obligation to invest or otherwise manage the assets of the Manager's Account under the management and control of such Investment Manager. Without limiting the generality of the foregoing, the Trustee shall not be liable by reason of its taking or refraining from taking, at the direction of an Investment Manager, any action pursuant to Sections 4.04 and
4.05 hereof, or pursuant to a notification and confirmation of an order to purchase or sell securities issued by an Investment Manager, nor shall the Trustee be liable by reason of its refraining from taking any action because of the failure of an Investment Manager to give such direction or order. The Trustee shall be under no duty to question or to make inquiries as to any direction or order or failure to give direction or order by an Investment Manager. So long as the designation of an Investment Manager for a Manager's Account remains in effect, the Trustee shall be under no duty to make any review of the investments acquired for and/or held in such Manager's Account at the direction or order of the Investment Manager and shall be under no duty to make any recommendations with respect to disposing of or continuing to retain any such investment.

             Section 4.07.   Temporary Investment of Cash Reserves.
             ------------------------------------------------------
With respect to cash reserves of its Manager's Account, an Investment Manager shall have the discretionary authority, which authority may, from time to time and at any time, be delegated to the Trustee, to temporarily invest and reinvest such cash reserves in debt securities (including obligations of the Government of the United States and variable amount demand notes) payable on demand or having maturities not exceeding one (1) year or, subject to the provisions of Section 5.01(a) hereof respecting certain common, pooled, diversified, or consolidated funds, in interests of any such fund that is created and maintained by such Investment Manager or the Trustee from time to time for the collective short-term investment of the cash reserves in trusts for employee benefit plans qualified under the applicable provisions of the Code; provided, however, that, unless and until written delegation of such authority is received by the Trustee, it shall have no obligation or responsibility to so invest and reinvest the cash reserves of the Manager's Account of such Investment Manager except that the Trustee shall be deemed to have been delegated such authority with respect to any Manager's Account as to which it may be the Investment Manager.

             Section 4.08.   Review of Investment Managers. The function of
             ---------------------------------------------
monitoring, reviewing and evaluating the performance of an Investment Manager and the Trustee shall be the responsibility of the Committee. The

Trustee shall provide such reports, information, cooperation and assistance to the Committee as it may, from time to time and at any time, request and require to enable it to fulfill and/or exercise its duties, responsibilities, powers and rights with respect to the aforementioned function.

             Section 4.09.   Plan Funding Policy.   The Committee shall
             -----------------------------------
determine the funding policy and method required by ERISA for each Plan to the extent such policy and method are not set forth in such Plan and shall communicate its determination in this regard to the Trustee and each Investment Manager. In addition to determining the allocation and reallocation of the Trust Fund's assets among Manager's Accounts as provided by Section 4.02 hereof, the Committee shall determine each Manager's Account's allocable share of each Employer's and, if any, the participants' respective contributions to any Plan; provided, however, that, where any such contributions to a Plan must be allocated to a particular Manager's Account because of an explicit provision of such Plan to that effect and/or a participant's investment direction specifically permitted thereunder, such provision and/or direction shall govern such allocation without any approval thereof by the Committee being required.

                        ARTICLE V.  TRUSTEE POWERS
                        --------------------------

             Section 5.01.   General Powers.  Subject to the direction and
             -------------------------------
control of an Investment Manager as provided in Article IV hereof, the Trustee is authorized and empowered:

             (a) to invest and reinvest the assets of the Trust Fund, without distinction between principal and income, in shares, stocks, securities or other evidences of ownership (whether common or preferred), bonds, notes, debentures or other obligations of every description (whether or not secured by mortgages on real or personal property or other collateral wherever situated), including any part interest in a bond, note or mortgage (whether or not insured), trade acceptances or other commercial paper, loans or deposits at interest on call or on time (whether or not secured by collateral and/or maintained with the Trustee, an Investment Manager or any affiliate of either), savings and/or checking accounts maintained by a bank or other financial institution (including the Trustee, any Investment Manager or any affiliate of either), and any other property or part interest in property, real or personal, domestic or foreign (whether or not productive of income or consisting of wasting assets), including interests in any common, pooled, diversified or consolidated fund qualified for tax exemption under the appropriate provisions of the Code, and maintained by a bank or other financial institution (including the Trustee, any Investment Manager or any affiliate of either) for the purpose of investing assets held in trust under plans qualified under said Code, which fund may be designated by an Investment Manager, from time to time and at any time, whereupon, during the effective period of such designation, any instrument governing such fund shall be deemed to be incorporated in and made a part of this Trust Agreement as fully and to all intents and purposes as if set forth herein at length;

             (b) to sell, exchange, convey, transfer or dispose of and also to grant options with respect to, any property, whether real or personal, at any time held by the Trustee, and any sale may be made by private contract or by public auction, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

             (c) to retain, manage, operate, repair and improve and to mortgage or lease for any period (including any renewal or extension thereof) any real estate held by the Trustee;

             (d) to compromise, compound, settle or submit to arbitration any debt, claim or other obligation due from third persons to it or to third persons from it, as Trustee hereunder, and to reduce the rate of interest on, to extend or otherwise modify, or to foreclose upon default or otherwise enforce or refrain from enforcing any such obligation;

             (e) to vote, subject to Section 5.02 hereof, upon any stocks, bonds or other securities held in the Trust Fund; to give general or special proxies or powers of attorney with or without power of substitution; to buy, sell, or exercise any conversion or redemption privileges, subscription rights or other options appurtenant to such stocks, bonds or other securities and to make any payments incidental thereto; to deposit such stocks, bonds or other securities in any voting trust or with protective or like committee or depositary designated thereby; to join in any protective agreement; to join in, dissent from or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties in which it may be interested as Trustee, upon such terms and conditions as it may deem wise, and to accept any securities which may be issued upon any such reorganization, recapitalization, consolidation, sale or merger, and thereafter to hold the same; and in general to exercise any of the powers and rights of an owner with respect to any stocks, bonds, securities or other property held in the Trust Fund;

             (f) to own any Contract with an Insurer, and to exercise any option, privilege or benefit in connection therewith, including, without limitation, the right to collect and receive the proceeds and all dividends or other distributions thereon; to surrender any such Contract for cash; to change the persons to whom and the manner in which the proceeds of any such Contract shall be paid; to convert any such Contract from one form to another; to sell or assign any such Contract; to execute all necessary receipts and releases to any Insurer; to purchase one or more annuities under the terms of a group annuity contract; and to compromise or adjust any claim arising out of any such Contract;

             (g) to make, execute, acknowledge and deliver any and all deeds, leases, assignments, documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

             (h) to enforce any right, obligation or claim in its discretion and in general to protect in any way the interests of the Trust Fund, either before or after default, and in case it shall consider such action for the best interests of the Trust Fund, in its discretion, to abstain from the enforcement of any right, obligation, or claim or to abandon any property, whether real or personal, which at any time may be held by it;

             (i) to borrow or raise moneys for the purpose of this Trust in such amount and upon such terms and conditions as the Trustee in its discretion may deem advisable; and for any sums so borrowed to issue its promissory note as Trustee and to secure the repayment thereof by pledging all or any part of the Trust Fund; and no person loaning money to the Trustee shall be bound to see the application of the money loaned or to inquire into the validity, expediency or propriety of any such borrowing;

             (j) to cause any investments of the Trust Fund to be registered in, or transferred into, its name as Trustee or the name of its nominees or to retain them unregistered or in form permitting transferability by delivery, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund and the Trustee shall be absolutely liable for any loss occasioned by the acts of its nominees with respect to investments registered in the name of its nominees and for any other failure to fulfill its responsibilities for safe custody and disposition of the Trust Fund in accordance with the terms and conditions of this Trust Agreement;

             (k) from time to time, to employ such legal, actuarial, accounting, investment, and other assistants as it may deem necessary for administering the Trust Fund; in any case in which the Trustee employs any such assistant, it shall retain exclusive authority and discretion for administration and operation of the Trust Fund;

             (l) to organize and incorporate under the laws of any state it may deem advisable one or more corporations and to acquire an interest in any such corporation that it may have so organized and incorporated for the purpose of acquiring and holding title to any property, interest or rights that the Trustee is authorized to acquire under this Section; and

             (m) to do all acts which it may deem necessary or proper and to exercise any and all powers of the Trustee under this Trust Agreement upon such terms and conditions as to it may deem for the best interests of the Trust Fund and the participants of the Plans.

             Section 5.02.   Employer Securities and Real Property.
             ------------------------------------------------------
(a) Notwithstanding any provision in this Trust Agreement to the contrary, the assets of the Trust Fund may be invested and reinvested in any security and/or real property of an Employer only to the extent that such investment and reinvestment is permitted under ERISA. It shall be the responsibility of the Committee, based upon information and advice provided by the Trustee, to insure at all times that ERISA's percentage limitations with respect to such investment and reinvestment are not exceeded and to provide from time to time each Investment Manager with such information as may be necessary and appropriate to preclude any such investment and reinvestment for its Manager's Account from resulting in such limitations being exceeded.

            Section 5.03.   Investment in Real Property.   In the event that
            --------------------------------------------
any investment is made by an Investment Manager in real property, then the Trustee shall have the right to request, as a condition precedent to its executing any documents or paying over any Trust Fund assets in connection with such transaction, receipt of (i) a certified appraisal that the property has a value at least equal to the transaction price and that the property is in the form and condition described in such documents, and (ii) an opinion of counsel (who may be counsel to the Investment Manager) that such documents are in proper form for execution by the Trustee, that such deed or document has been or will be properly recorded under all applicable laws and that appropriate policies adequately insuring this Trust against loss for any reason (including a defect in title) have been procured in the name of the Trustee. In addition, the Investment Manager shall provide the Trustee, upon request, with current appraisals of such property which may be relied upon by the Trustee for all valuation and accounting purposes under this Trust Agreement.

                     ARTICLE VI.  TAXES, EXPENSES, TRUSTEE
                     -------------------------------------
                     COMPENSATION AND RETURNS TO EMPLOYERS
                     -------------------------------------

              Section 6.01.   Taxes.  The Trustee, after receiving the written
              ----------------------
approval of the Committee, shall pay from the Trust Fund all taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon the Trust Fund or the income thereof and, in its discretion, may contest the validity or the amount of any such taxes. The payment of any such taxes shall be allocated and charged to any particular Plan in the manner provided in Section 6.02 hereof for allocating and charging administrative expenses.

              Section 6.02   Expenses and Trustee Compensation.   Unless they
              -------------------------------------------------
are paid by an Employer, the Trustee shall pay from the Trust Fund all reasonable expenses incurred in the administration of this Trust and any Plan, including, but not limited to, actuarial, legal and accounting fees, brokerage commissions and costs, such Trustee compensation and fees as shall be agreed upon in writing between the Committee and the Trustee, and such fees, costs, and other expenses that the Committee may certify in writing to the Trustee for payment from the Trust Fund. Unless the Committee otherwise directs pursuant to
Section 7.06 hereof, any expenses paid from the Trust Fund shall be charged against the Trust Fund as a whole.

              Section 6.03   Amounts Returnable to Employers.
              -----------------------------------------------
(a) In the case of a contribution to any Plan that is made by an Employer by a mistake of fact, as certified to by such Employer's consulting actuaries, independent public accountants and/or legal counsel, such contribution shall, upon written direction of the Administrator, be returned to such Employer within one (1) year after the payment of such contribution.

              (b) If a contribution to any Plan by an Employer is expressly conditioned on either the initial qualification of such Plan or the deductibility of such contribution under the applicable provisions of the Code and if such Plan does not so qualify or the deduction is disallowed, in whole or in part, then such contribution shall, upon written direction of the Administrator, be returned to such Employer within one (1) year after the date of denial of initial qualification of such Plan or disallowance of the deduction, as the case may be, provided, however, that, in the latter instance, such contribution shall be returned to such Employer only to the extent of such disallowance, provided further that the provisions of this subsection (b) shall not be effective and operative to the extent such provisions would cause the disqualification of any Plan, result in any Employer contribution being disallowed or otherwise contravene any provision of law, but to the extent such provisions may be effective and operative, each Employer hereby declares its intention and action that every contribution by it to any Plan shall be conditional upon such initial qualification or such deductibility, as the case may be.

             (c) In the case of the termination of any Plan of an Employer which is a defined benefit plan under ERISA, any residual assets of such terminated Plan may be distributed to such Employer at the written direction and in the discretion of the Administrator (or of a trustee appointed upon the application of the Pension Benefit Guaranty Corporation) if all liabilities of such terminated Plan to participants and their beneficiaries have been satisfied and the distribution does not contravene any provision of law.
The certificate of an enrolled actuary engaged by such Administrator pursuant to ERISA stating there are residual assets of such terminated Plan remaining in the Trust Fund after all liabilities of such terminated Plan to participants and their beneficiaries have been satisfied shall be conclusive evidence of that fact. Notwithstanding the foregoing provisions of this subsection (c), prior to any distribution to such Employer, any assets of such terminated
Plan attributable to employee contributions shall, at the written direction of the Administrator (or of a trustee appointed upon the application of the Pension Benefit Guaranty Corporation) be equitably distributed to the employees who made such contributions (or their beneficiaries) in accordance with their rate of contribution.

                   ARTICLE VII.  VALUATION OF TRUST FUND
                   -------------------------------------

              Section 7.01.   Separate Plan Accounts.   The Trustee shall
              ---------------------------------------
maintain separate accounts reflecting each Plan's allocable share in any Manager's Account, any Contract and the Trust Fund as a whole, and no amount attributable to one Plan may be used to satisfy the liabilities of any other Plan. For this purpose, the Trustee shall determine, as of each Valuation
Date (as defined in Section 7.04 hereof), the value of the assets of each Manager's Account, each Contract and the total Trust Fund and each such allocable share in accordance with the procedures set forth in this Article
VII. In addition, for the convenience of the Company, the Committee may request the Trustee from time to time to include in any Plan's account other assets that do not constitute part of the Trust Fund for the purposes of determining the value of all of the assets of such Plan, in which event the Trustee shall be fully protected in relying upon any certified appraisal or other form of valuation submitted to it by any person controlling such other assets.

             Section 7.02.   Valuation of Trust Fund.  (a) The share allocable
             ----------------------------------------
to each Plan in the Trust Fund and in each Manager's Account shall be expressed in such manner as the Trustee and the Committee shall from time to time agree, provided that each Plan's allocable share reflect the current market value of the applicable assets. No Plan shall have any right, title or interest in or to any specific asset of the Trust Fund, but each shall have an undivided allocable share equal to the dollar value of the Trust Fund allocable to it as herein provided. The Trustee shall not issue any certificate or other documentation representing any such allocable share or any part thereof.

             (b) In the case of a contribution allocated to a Manager's Account, the Trustee shall allocate to the allocable share of the Plan with respect to which such contribution is made a value as of the time of the contribution equal to the amount contributed.

             (c) In the case of a withdrawal from a Manager's Account, the Trustee shall pay the amount withdrawn and shall reduce the allocable share of the Plan with respect to which such withdrawal is made by a value at the time of the withdrawal equal to the amount withdrawn.

             (d) In determining the allocable share of each Plan in any Contract held in the Trust Fund, the Trustee may rely upon whatever form of valuation and statement such allocation has been most recently submitted to it by the Insurer of such Contract as of any Valuation Date. The Trustee shall adjust such valuation and statement to reflect any transaction between it and such Insurer which may have occurred between the date of such valuation and statement and the Valuation Date involved.

            Section 7.03   Accounting for Contributions.  The Committee shall
            --------------------------------------------
notify the Trustee as to each Plan's allocable share of any and all cash or other property initially or at any time contributed by an Employer to the Trustee or transferred to it from the trustees of predecessor plans or from predecessor trustees. The Trustee shall keep separate accounts of the shares of the Trust Fund allocable to such Plan, expressed in accordance with Section
7.02 hereof.

            Section 7.04   Valuation Date. The Trustee shall determine the
            ------------------------------
value of the Trust Fund as of an initial date and as of any subsequent dates which may be agreed upon between it and the Committee and also regularly as of the last day of each calendar month after the Trust Fund is established (hereinafter called "Valuation Dates").

            Section 7.05   Withdrawal of a Plan. Subject to the provisions of
            ------------------------------------
Section 7.02(c) and 7.04 hereof, the allocable share of any Plan may be withdrawn from the Trust Fund and transferred to any successor trustee, insurance company or successor funding medium upon the written direction to the Trustee by the Committee. Any such written direction of the Committee shall identify the Plan to which the withdrawal direction relates, so that the Trustee may adjust its separate accounting for the share of the Trust Fund allocable to such Plan accordingly.

           Section 7.06   Accounting for Income, Expenses, Appreciation and
           -----------------------------------------------------------------
Depreciation.   The Trustee shall allocate any income, expenses, or
------------
appreciation or depreciation in the value of each Manager's Account among the Plans participating in such Manager's Account in proportion to the value of each Plan's participation, as determined in accordance with Section 7.02 hereof, in such Manager's Account as of the last day of the applicable valuation period.

                 ARTICLE VIII.  REPORTS AND ACCOUNTINGS
                 --------------------------------------

           Section 8.01   Audit of Trustee Accounts. The Trustee shall keep
           ----------------------------------------
accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder for the Trust Fund (including any Manager's Account and any Contract) and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times during business hours of the Trustee by any person or persons designated by the Committee.

           Section 8.02   For Each Plan.  (a) With respect to each Plan, within
           -----------------------------
ninety (90) days after the end of each calendar year, the Trustee shall prepare and deliver to the Committee a statement of the accounts and proceedings of the Plan's account for such year, including any assets outside the Trust Fund for which the Committee has directed accounting by the Trustee pursuant to
Section 7.01 hereof. Each such statement shall be certified as accurate by appropriate officers of the Trustee and, with respect to each Plan, for the year in question shall contain such detailed information as is required by ERISA and the Code to be included in any annual report to be filed by the Administrator for such Plan with the Secretary of the U.S. Department of Labor (hereinafter called "Secretary") and the Internal Revenue Service.
Such statement shall also contain such other information as may be reasonably required by the Administrator to enable it to comply with ERISA, the Code and other applicable law. The Committee shall, from time to time, advise the Trustee in writing as to the specific information that is to be contained in such statement which shall be in a form satisfactory to the Committee.

               (b) If some or all of the assets of the Trust Fund are held in any common, pooled, diversified or consolidated fund maintained by a bank or similar financial institution as provided in Section 5.01(a) hereof or in a Contract or in some other separate account maintained by an insurance carrier or a separate trust maintained by a bank or similar financial institution, as trustee, any statement provided under subsection (a) of this Section shall include the most recent annual statement of assets and liabilities of such fund, and in the case of a Contract or such other separate account or a separate trust, such other information as shall be required to be included in any annual report to be filed with the Secretary and the Internal Revenue Service.

               (c) In addition, as soon as practicable after withdrawal from the Trust Fund of the allocable share of any Plan or termination, in whole or in part, of any Plan, the Trustee shall file with the Committee a written account of all its transactions relating to such Plan during the period from the last previous accounting to the date of such withdrawal or termination, including the information described in subsection (a) and (b) of this Section.

               Section 8.03  Trust Fund.  Within ninety (90) days after the end
               -------------------------
of each calendar year, the Trustee shall prepare and deliver to the Committee a statement of the accounts and proceedings of the Trust Fund (which statement shall include substatements showing the accounts and proceedings of each Manager's Account and each Contract) for such year. Each such statement (and each such substatement) shall be in a form satisfactory to the Committee, and shall contain a listing of all receipts and disbursements and all investments and other transactions in the Trust Fund (and in each Manager's Account and each Contract) during the year, shall set forth the assets and liabilities aggregated by categories and valued at fair market value, shall set forth the assets at cost to the Trust Fund, shall specify the rate of return, and shall contain such additional information as shall be agreed upon by the Trustee and the Committee. In addition to the foregoing, the Trustee shall provide to the Committee such additional reports, information, cooperation and assistance as the Administrator, the Company and/or the Committee may, from time to time and at any time, request and require in connection with their operation and functions.

             Section 8.04   Settlement of Trustee Accounts. Unless the Committee
             ----------------------------------------------
notifies the Trustee in writing of its objections to and disapproval of any statement of accounts of the Trustee within six (6) months of the Committee's receipt thereof, such statement shall be deemed approved by the Company. In case of any disapproval of any statement of accounts of the Trustee, an audit of such statement shall be made by an independent certified public accountant appointed by the Committee, unless a corrected statement shall have been rendered to the Committee and approved in writing by it. Upon completion of such audit, the inaccuracies in such statement so audited, if any, shall be corrected to conform to such audit and a corrected statement shall be delivered by the Trustee to the Committee. Any such corrected statement shall stand approved as the statement of account of the Trustee as to all matters embraced therein, without further approval. An approved or corrected statement of account shall constitute an account stated between the Trustee and the Company as to all matters embraced in such statement, and shall be binding and conclusive upon all persons interested in the Trust Fund to the same extent as if the account of the Trustee had been settled and allowed in a proceeding for judicial settlement of its accounts in any court of competent jurisdiction, to which all such persons had been made parties; provided, however, that no such statement of accounts nor the Committee's approval thereof shall be deemed to relieve the Trustee of any liability which may be imposed upon it for violation of a specific provision of ERISA and/or the Code; provided further that nothing contained in this Trust Agreement shall be deemed to deprive the Trustee and/or the Company of the right to have a judicial settlement of the Trustee's accounts.

                         ARTICLE IX.  COMMUNICATIONS
                         ---------------------------

             Section 9.01   Investment Manager.  Each Investment Manager shall,
             ----------------------------------
from time to time, furnish the Trustee with the name and specimen signature of any person authorized to direct the Trustee on its behalf under this Trust Agreement. The Trustee shall have the right to request that all directions and orders from the Investment Manager be in writing and shall assume no liability hereunder for failure to act pursuant to such directions and orders unless and until they are received in a form satisfactory to it.

             Section 9.02   Administrator and Investment Committee.   The names
             -----------------------------------------------------
of the members of the Administrator and the Committee and of any person authorized to act on behalf of such Administrator and/or Committee hereunder shall be certified to the Trustee by the Company, together with the specimen signature of each such person.

             Section 9.03   Board and Company. Any action required or permitted
             ---------------------------------
under this Trust Agreement to be taken by the Board shall be evidenced by a Board resolution certified to the Trustee by the secretary or assistant secretary of the Company under its corporate seal. Whenever the provisions of this Trust Agreement require or permit any action to be taken by the Administrator or the Committee without Board action, such action shall be evidenced by a certificate signed by any member of the Administrator or the Committee whom the Company has identified, with the specimen signature of such member, to the Trustee.

             Section 9.04   Reliance on Written Communications. Until
             --------------------------------------------------
appropriate written evidence to the contrary is received by the Trustee, it shall be fully protected in relying upon and acting in accordance with any written notice, instruction, direction, certificate, resolution or other communication believed by it in good faith to be genuine and to be signed and/or certified by any proper person, and the Trustee shall be under no duty to make any investigation or inquiry as to the truth or accuracy of any statement contained therein. Until notified in writing to the contrary, the Trustee shall have the right to assume that there has been no change in the identity or authority of any person previously certified to it under this Article.
             Section 9.05   Plan Documents. The Administrator shall provide the
             ------------------------------
Trustee with copies of all documents constituting any Plan at the time such Plan is designated in accordance with Section 1.01 hereof to be funded, in whole or in part, under this Trust as well as any other document amending or supplementing such Plan promptly following its adoption. The Trustee shall be entitled to rely upon the Administrator s attention to this obligation and shall be under no duty to inquire of the Administrator as to the existence of any documents not provided by the Administrator under this Section.

                 ARTICLE X. FIDUCIARIES AND TRUSTEE LIABILITY
                 --------------------------------------------

             Section 10.01.   Named and Other Fiduciaries. The Board, the
             ---------------------------------------------
Administrator, and the Committee are named Fiduciaries within the meaning of ERISA with respect to each Plan and, to the extent of such Plan's assets held in the Trust Fund, this Trust. The Trustee is a named fiduciary with respect to the Trust and, to the extent a Plan s assets are held in the Trust Fund, such Plan. Each Investment Manager is a fiduciary within the meaning of ERISA with respect to its Manager's Account and, insofar as the assets in that Manager's Account are concerned this Trust and each Plan whose benefits are funded, in whole or in part, by such assets.

             Section 10.02.   Allocation of Fiduciary Responsibilities. The
             ----------------------------------------------------------
fiduciary responsibilities (within the meaning of ERISA) allocated to each fiduciary designated in Section 10.01 hereof shall consist of the responsibilities, duties, authority, and discretion of such fiduciary which are expressly provided in this Trust Agreement and any related documents, including but not limited to any agreement with an Investment Manager and any Plan document. Each such fiduciary may obtain the services of such legal, actuarial, accounting, investment and other assistants as it deems appropriate, any of whom may be assistants who also render services to any other such fiduciary, any Plan and/or any Employer, provided, however, that where such services are obtained, such fiduciary shall not be deemed to have delegated any of its fiduciary responsibilities to any such assistant but shall retain full and complete authority over and responsibility for any activities of such assistant.

             Sectoion 10.03.   Trustee Liability.   The Trustee shall not be
             ------------------------------------
liable for the making, retention, or sale of any investment or reinvestment made by it as herein provided or for any loss to or diminution of the Trust Fund, or for anything done or omitted to be done by it, except as and only to the extent that such action constitutes a violation of a specific provision of ERISA and/or the Code. The Trustee shall not be liable for any act which is not included within its power hereunder and which has been done pursuant to the proper written direction of the Company, the Board, the Administrator, the Committee, or any Investment Manager, except as and only to the extent that such action constitutes a violation of a specific provision of ERISA and/or the Code. The

Trustee shall be under no duty to determine whether the amount of any contribution to any Plan is in accordance with the terms thereof or to collect or enforce payment of any such contribution. The Trustee shall not be required to give any bond or other security for the faithful performance of its duties and responsibilities under this Trust Agreement, except as may be required from time to time under ERISA.

                      ARTICLE XI.  SUCCESSOR TRUSTEE
                      ------------------------------

              Section 11.01   Removal or Resignation of Trustee.  The Trustee
              --------------------------------------------------
may be removed by the Committee at any time upon thirty (30) days' notice in writing to the Trustee, or upon notice acceptable to the Trustee. The Trustee may resign at any time upon one hundred twenty (120) days' notice in writing to the Committee, or upon shorter notice acceptable to the Committee. In the event of such removal or resignation, the Trustee shall have the right to have its accounts settled as provided in Section 8.04 hereof.

              Section 11.02   Successor Trustee of Trust Fund.  Upon Such
              ------------------------------------------------
removal or resignation of the Trustee, the Committee shall either (i) appoint a successor trustee who shall have the same powers and duties as those conferred upon the Trustee hereunder and, upon acceptance of such appointment by the successor trustee, the Trustee shall assign, transfer and pay over to such successor trustee the funds and properties then constituting the Trust Fund, or (ii) establish an alternative funding medium and the Trustee shall assign, transfer and pay over to the Trust Fund, as then constituted, upon the directions of the Committee. The Trustee is authorized, however, to reserve a reasonable amount for payments of its fees and expenses in connection with the settlement of its account or otherwise, and any balance of such reserve remaining after the payment of such reasonable fees and expenses shall be paid over to the successor trustee or alternative funding medium, as the case may be. Notwithstanding any provision of the Plans or this Trust Agreement to the contrary, the Trustee is hereby authorized to invest and reinvest such reserve in any investment or investment vehicle appropriate for the temporary investment of cash reserves as provided in Section 4.07 hereof.

              (b) If for any reason the Committee cannot or does not act in the event of the resignation or removal of the Trustee, as hereinabove provided, the Trustee may apply to a court of competent jurisdiction for the appointment of a successor trustee. Any expenses incurred by the Trustee in connection therewith shall be deemed to an expense of administration payable in accordance with Section 6.02 hereof.

                   ARTICLE XII.  AMENDMENT Of TERMINATION
                   --------------------------------------

             Section 12.01   Amendment or Termination of Trust Agreement.
             ------------------------------------------------------------
The Company reserves the right at any time and from time to time by action of the Board to modify or amend in whole or in part any or all of the provisions of this Trust Agreement by notice thereof in writing delivered to the Trustee, or to terminate this Trust Agreement upon thirty (30) days' prior notice in writing delivered to the Trustee; provided, however, that no modification or amendment which affects the rights, duties or responsibilities of the Trustee may be made without the Trustee's consent.

             Section 12.02   Termination or Partial Termination of Plans.
             ------------------------------------------------------------
In the event of the termination or partial termination of any Plan, the Trustee shall dispose of the assets of such Plan or allocable portion thereof in the manner provided in such Plan and as may be directed by the Administrator subsequent to the Trustee's receipt of a copy of any approval of such termination or partial termination which may be required from any federal government agency or other authority under ERISA and/or the Code. Upon such termination or partial termination of any Plan, the Trustee shall have the right to have its accounts settled as provided in Section 8.04 hereof.

                      ARTICLE XIII.  MISCELLANEOUS
                      ----------------------------

            Section 13.01   No Assignment of Interest. No interest in, and no
            ------------------------------------------
rights or claims to, any of the assets of the Trust Fund shall be assignable in anticipation of payment either by voluntary or involuntary act or by operation of law, or be liable in any way for the debts, obligations or defaults of any participant or beneficiary of a Plan. Any attempt at assignment or other disposition of such assets shall be void.

            Section 13.02   Responsibility of Insurer. No Insurer which may
            ------------------------------------------
issue any Contract held as part of the Trust Fund shall be obliged to inquire into the terms of the Trust Agreement or be responsible for any action of any Employer, the Board, the Administrator, the Committee, any Investment Manager or the Trustee. No such Insurer shall be obligated to see to the distribution or further application of any proceeds paid by it to the Trustee or paid in accordance with the written direction of the Trustee.

            Section 13.03 Wisconsin Law to Govern.   Notwithstanding the
            --------------------------------------
location of the Trustee or the situs of any portion of the Trust Fund, this Trust Agreement shall be construed and enforced and its validity determined according to the laws of the State of Wisconsin, and all provisions hereof shall be administered according to such laws, to the extent such laws are not preempted by federal laws.

            Section 13.04   Illegality. In case any provision of this Trust
            ---------------------------
Agreement shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Trust Agreement which shall then be construed and enforced as if such illegal or invalid provision had never been inserted herein.

            Section 13.05   Waiver of Notice. Any notice required under this
            ---------------------------------
Trust Agreement may be waived by the party or person entitled thereto.

            Section 13.06   Counterparts. This Trust Agreement may be executed
            -----------------------------
in a number of counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

            Section 13.07 Successors and Assigns. This Trust Agreement shall be binding and insure to the benefit of the successors and assigns of the Company and the Trustee, respectively.

          IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be executed and attested in duplicate originals by their respective officers thereunto duly authorized, and their corporate seals to be hereunto affixed, as of the day and year first above written.

                                      MARATHON ELECTRIC
                                      MANUFACTURING CORPORATION


                                      By____________________________________
                                      Attest________________________________
                                             [CORPORATE SEAL]



                                      M&I MARSHALL & ILSLEY BANK,
                                      as Trustee

                                      By____________________________________
                                      Attest________________________________
                                              [CORPORATE SEAL]